                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) of Avanex Corporation pertaining to the Holographix Inc. 1996 Stock Option Plan, as amended, and Holographix Inc. 2000 Stock Option Plan, as amended, of our report dated January 14, 2000, with respect to the consolidated financial statements and schedule of Avanex Corporation included in its Registration Statement (Form S-1 No. 333-92097) filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

San Jose, California
July 31, 2000